                                                                      Exhibit 10

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post- Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 333-38270) pertaining to the Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) March 31, 2005, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2005, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.


/s/ Ernst & Young LLP
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Fort Wayne, Indiana
April 18, 2005